Exhibit 3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our Firm under the caption “Experts” and to the use of our reports dated March 20, 2008, with respect to the consolidated financial statements of Magna International Inc. (“Magna”), and the effectiveness of internal control over financial reporting of Magna, included in this Annual Report (Form 40-F) for the year ended December 31, 2007.

Toronto, Canada	/s/ Ernst & Young LLP
March 20, 2008	Chartered Accountants
Licensed Public Accountants